UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

LEXAR MEDIA, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31103	33-0723123
(Commission File Number)	(IRS Employer Identification No.)

47300 Bayside Parkway, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 413-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In August 2003, we entered into a supply agreement with UMC Group (USA) under which we purchase controllers at pricing based upon the timing and volume of our purchases. The agreement was set to expire on December 31, 2004 unless we and UMC mutually agreed to extend the agreement. On December 28, 2004, we entered into an agreement with UMC to extend the original agreement until December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.

Date: December 28, 2004	By:	/s/ Brian T. McGee
Brian T. McGee
Chief Financial Officer and Vice President, Finance